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                                                                   EXHIBIT 23.6


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

         I hereby consent to the use of my name and any references to me as a person nominated to become a director of Reliant Resources, Inc., a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendment or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


         Dated: April 5, 2001


                                        /s/ MILTON CARROLL
                                        ------------------------------------
                                        Milton Carroll